                                                                            F-13
                                                                       Exhibit 3
                                     BYLAWS
                                       OF

                               SAFECO CORPORATION

                       (As last amended November 1, 1995)

                                    ARTICLE I

                             STOCKHOLDERS' MEETINGS

1. ANNUAL MEETING. (a) The annual meeting of the stockholders of the corporation for the election of directors to succeed those whose terms expire, and for the transaction of such other business as may properly come before the meeting, shall be held at 11:00 o'clock in the morning on the first Wednesday in May or, if such day is a legal holiday, then on the following business day or on such other day as may be designated by the Chairman, the President, or the Board of Directors ("Board"). The meeting shall be held at the registered office of the corporation, or at such other place as may be designated by the Chairman, the President, or the Board.

         (b) For business to be properly brought before the annual meeting in accordance with these Bylaws, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, the stockholder must file a written notice of intention to bring such business ("Business Notice") with the Secretary of the corporation not less than 60 days nor more than 90 days before the date of the stockholders' meeting at which such business will be brought; provided, however, that, in the event that less than 70 days' notice or initial prior public disclosure of the date of the meeting is given or made to stockholders, such Business Notice shall be timely if received not later than 10 days after the day on which such notice of the date of the meeting was mailed or such initial public disclosure of the date of the meeting was made, whichever first occurs. The Business Notice shall state the name, address, telephone number and class and number of shares of capital stock owned by the stockholder who intends to bring such business before the meeting; and, as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest of the stockholder in such business.

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SAFECO Corporation Bylaws
At November 1, 1995
Page 2

         (c) No business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 1; provided, however, that nothing in this Section 1 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting. The chairman of an annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the foregoing procedure and, if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

2. SPECIAL MEETINGS. Special meetings of the stockholders may be called only by the Board, the Chairman or the President. Such special meetings may be for any purpose or purposes, which shall be described in the notice of such special meeting, and shall be held either at such place and time as the Board may prescribe or, if called by the Chairman or President, at the registered office of the corporation at such time as the Chairman or President may prescribe.

3. NOTICE OF MEETING. (a) Written notice of each annual and special stockholders' meeting shall be given to all stockholders of record entitled to vote at such meeting no fewer than 10 nor more than 60 days before the meeting date, except that notice of a stockholders' meeting to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale of assets other than in the regular course of business or the dissolution of the corporation shall be given no fewer than 20 nor more than 60 days before the meeting date. If such written notice is placed in the United States mail, first-class postage prepaid, and correctly addressed to the stockholder's address shown in the corporation's current record of stockholders, then the notice is effective when mailed.

         (b) Notice of any stockholders' meeting may be waived in writing by any stockholder at any time, either before or after the meeting.

4. ORGANIZATION OF MEETING - QUORUM. A stockholders' meeting, duly called, can be organized for the transaction of business whenever a quorum is present. The presence, in person or by proxy, of the holders of a majority of the voting power of all stockholders shall constitute a quorum; and the stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

5. ADJOURNED MEETINGS. An adjournment or adjournments of any stockholders' meeting may be taken to such time and place as those present may determine, without new notice being given, whether by reason of the failure of a quorum to attend or otherwise; but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors are elected, and in the case of any such meeting which is adjourned because of the failure of a quorum to attend, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

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SAFECO Corporation Bylaws
At November 1, 1995
Page 3

6. VOTING AT MEETINGS. Each holder of common stock shall at all times and for all purposes be entitled to one vote for each share of common stock then of record in the holder's name on the books of the corporation. Every stockholder shall have the right to vote either in person or by proxy. All voting at stockholders' meetings shall be viva voce, unless any qualified voter shall demand a vote by ballot. In the case of voting by ballot, each ballot shall state the name of the stockholder voting, the number of shares owned by the stockholder, and, in addition, if such vote be cast by proxy it shall also state the name of the proxy.

                                   ARTICLE II

                               BOARD OF DIRECTORS

1. NUMBER AND QUALIFICATIONS. The business and affairs of the corporation shall be managed under the direction of a board of from 12 to 18 directors, as set from time to time by resolution of the Executive Committee, which directors need not be stockholders of the corporation.

2. ELECTION - TERM OF OFFICE. The directors shall be divided into three classes, designated Class 1, Class 2, and Class 3. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. At each annual meeting of stockholders successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which the director's term expires and until the director's successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. In the event of a failure to hold an election of directors at any annual stockholders' meeting, election of directors may be held at a special meeting of the stockholders called for that purpose; provided, that notice thereof be given all stockholders entitled to vote at such meeting at least 30 days prior to the date set for such special meeting.

3. VACANCIES. Any vacancy on the Board that results from an increase in the number of directors may be filled by a majority of the directors then in office, and any other vacancy occurring on the Board may be filled by a majority of the directors then in office, although less

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SAFECO Corporation Bylaws
At November 1, 1995
Page 4

than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director's predecessor.

4. NOMINATIONS OF DIRECTORS. (a) The Board or at its direction a committee of the Board shall nominate individuals for election as directors at the annual meeting of stockholders and at any special meeting of stockholders called for the purpose of electing directors. Nominations may also be made by any stockholder entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 4.

         (b) A nomination for election as director, other than nominations made by or at the direction of the Board, may be made only if a written notice of intention to nominate ("Nomination Notice") has been received by the secretary to the Board not less than 60 days nor more than 90 days before the date of the stockholders' meeting at which such election will occur; provided, however, that, in the event that less than 70 days' notice or initial prior public disclosure of the date of the meeting is given or made to stockholders, such Nomination Notice shall be timely if received not later than 10 days after the day on which such notice of the date of the meeting was mailed or such initial public disclosure of the date of the meeting was made, whichever first occurs. The Nomination Notice shall state the name, address, telephone number and class and number of shares of capital stock owned by the stockholder who intends to make a nomination; the name, age, address and telephone number of each nominee; a description of each nominee's business experience for the past five years; a statement whether the nominee has ever been prosecuted for any crime or been a party to any proceeding in which it was alleged the nominee or any affiliate of the nominee violated any law or regulation and, if so, a complete description of such prosecution or proceeding; and any other information relating to each nominee that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Rule 14A under the Securities Exchange Act of 1934, as amended. The corporation may require any proposed nominee to furnish such additional information as may reasonably be required to determine the eligibility of such proposed nominee. In order to be considered valid the Nomination Notice must be accompanied by the written consent of each nominee to be nominated and a statement of each nominee's intention to serve as a director if elected.

         (c) No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this Section 4. The chairman of the stockholders' meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and, if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

5. ANNUAL MEETING. The first meeting of each newly elected Board shall be known as the annual meeting thereof.

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SAFECO Corporation Bylaws
At November 1, 1995
Page 5

6. REGULAR MEETINGS. Regular meetings of the Board shall be held quarterly, on the first Wednesday in February, May, August and November of each year, at such time and place as the Chairman, the President, the Executive Committee, or the Board may designate.

7. SPECIAL MEETINGS. Special meetings of the Board may be held at any place at any time when called by the Chairman or the President, or when called by the Secretary or an Assistant Secretary on request of three directors, or when called by any director during a national emergency of the kind that would make emergency bylaws operative for domestic insurers under the provisions of Sections 48.07.160 through 48.07.200 of the Revised Code of Washington.

8. NOTICE OF MEETINGS. No notice of the annual meeting of the Board shall be required. Notice of the time and place of quarterly or special meetings of the Board shall be given by the secretary to the Board, or by the person calling the meeting, by mail, private carrier or personal delivery; telegraph or teletype; telephone, wire or wireless equipment which transmits a facsimile of the notice; or by personal communication over the telephone, or otherwise, at least two days prior to the day upon which the meeting is to be held; provided, that no notice of any meeting need be given to any director if it is waived in writing, whether before or after such meeting is held, or if the director is present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all of the directors are either present or waive notice thereof.

9. QUORUM. A majority of the members of the Board shall be necessary to constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time and the same may be held without further notice. When a quorum is present at any meeting, a majority vote of the members in attendance thereat shall decide any question brought before the meeting.



                                   ARTICLE III

                               EXECUTIVE COMMITTEE

1. MEMBERSHIP. The Executive Committee shall consist of (i) the chief executive officer of the corporation, (ii) the chairs of each of the Audit, Compensation, Finance and Nominating Committees, and (iii) any other director of the corporation appointed by the Board. The chief executive officer shall be the chair of the Committee, unless the Board designates some other member of the Committee as chair.

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SAFECO Corporation Bylaws
At November 1, 1995
Page 6

2. POWERS AND DUTIES. (a) Other than those powers specifically denied to a committee of a board of directors under Washington law, the Executive Committee may exercise all the powers of the Board in the management of the business of the corporation when the Board is not in session. All such actions of the Committee shall be reported to the Board at its meeting next succeeding such action, and shall be subject to revision or alteration by the Board; provided, that no rights of third parties shall be affected by any such revision or alteration.

         (b) The Executive Committee shall determine the corporation's policy regarding charitable contributions, and shall review and make recommendations to the Board as appropriate on fundamental matters, including election of directors, succession planning, appointment of officers of the corporation and its principal subsidiaries, capital allocation among the corporation's operations, issuance and repurchase or redemption of securities, dividends to shareholders, formation of subsidiaries, and material acquisitions or dispositions of subsidiaries or assets.

3. RULES OF PROCEDURE. The Executive Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board. Special meetings of the Committee may be called at any time by the chair of the Committee or any two members. At all meetings of the Committee, the presence of a majority of the members shall be necessary to constitute a quorum, and the affirmative vote of a majority of the quorum shall be necessary and sufficient for the adoption of any resolution.

                                   ARTICLE IV

                                FINANCE COMMITTEE

1. MEMBERSHIP. The Finance Committee shall consist of not less than five members appointed by the Board, one of whom shall be designated as its chair by the Board. Each member of the Committee shall continue as a member of the Committee at the pleasure of the Board.

2. POWERS AND DUTIES. The Finance Committee shall have general supervision of the finances and investments of the corporation. It shall designate or approve the designation of depositories for the funds of the corporation; it shall have authority to buy and sell securities and to make loans of such character as is permitted by law; and it may direct any action necessary to collect amounts due the corporation. All actions of the Committee shall be recorded in minutes of its meetings and reported to the Board. Such actions shall be subject to revision or alteration by the Board; provided, that no rights of third parties shall be affected by any such revision or alteration.


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SAFECO Corporation Bylaws
At November 1, 1995
Page 7

3. RULES OF PROCEDURE. The Finance Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board. Special meetings of the Committee may be called at any time by the chair of the Committee or by any two members. At all meetings, the presence of a majority of the members shall be necessary to constitute a quorum, and the affirmative vote of a majority of the quorum shall be necessary and sufficient for the adoption of any resolution.

                                    ARTICLE V

                                 AUDIT COMMITTEE

1. MEMBERSHIP. The Audit Committee shall consist of not less than three members appointed by the Board, none of whom shall be an employee of the corporation or any of its subsidiaries. The Board shall designate one member of the Committee as its chair. Each member of the Committee shall continue as a member of the Committee at the pleasure of the Board.

2.       POWERS AND DUTIES. (a)  The Audit Committee shall:

                  (1) Recommend the independent public accountants for selection as auditors by the Board;

                  (2) Review the scope and, upon completion, the results of the audit with the corporation's independent public accountants;

                  (3) Review management letters received from the independent public accountants in connection with audits;

                  (4) Review the corporation's internal accounting controls;

                  (5) Review the planning and results of internal audit examinations;

                  (6) Review with management any accounting changes affecting the corporation or its affiliates;

                  (7) Meet in alternative and separate executive sessions with the independent public accountants and management;

                  (8) Review the scope of and fees for consulting services provided by the independent public accountants; and

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SAFECO Corporation Bylaws
At November 1, 1995
Page 8

                  (9) Review any interested party conflict-of-interest situation brought to its attention.

                  (b) All actions of the Committee shall be recorded in minutes of its meetings and reported to the Board.

3. RULES OF PROCEDURE. The Audit Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board. Special meetings of the Committee may be called at any time by the chair of the Committee or by any two members. At all meetings, the presence of a majority of the members shall be necessary to constitute a quorum, and the affirmative vote of a majority of the quorum shall be necessary and sufficient for the adoption of any resolution.

                                   ARTICLE VI

                              NOMINATING COMMITTEE

1. MEMBERSHIP. The Nominating Committee shall consist of not less than three members appointed by the Board, not more than one of whom shall be an employee of the corporation or any of its subsidiaries. The Board shall designate one member of the Committee as its chair. Each member of the Committee shall continue as a member of the Committee at the pleasure of the Board.

2.       POWERS AND DUTIES.  (a)  The Nominating Committee shall:

                  (1) Review qualifications of candidates for board membership from whatever source received;

                  (2) Recommend to the Executive Committee the slate of director candidates to be proposed for election by shareholders at the annual meeting;

                  (3) Recommend to the Executive Committee candidates to fill director vacancies which occur between annual meetings of shareholders;

                  (4) Recommend to the Board criteria regarding personal qualifications for nomination as director, including experience, skills, affiliations and characteristics;

                  (5) Recommend to the Board criteria regarding the composition of the Board, including total size and number of employee-directors;

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SAFECO Corporation Bylaws
At November 1, 1995
Page 9

                  (6) Recommend to the Board criteria relating to tenure as a director, including retirement age and continuation of a director in an honorary or similar capacity; and

                  (7) Recommend to the Board the fees to be paid to directors, including retainer, meeting and committee meeting fees, and any additional fees to be paid to a director for particular service, e.g., to the chairman of the Board or chairman of any committee. The Committee shall not recommend that any such fees be paid to any director who is also an employee of the corporation or its subsidiaries.

                  (b) All actions of the Committee shall be recorded in minutes of its meetings and reported to the Board.

3. RULES OF PROCEDURE. The Nominating Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board. Special meetings of the Committee may be called at any time by the chair of the Committee or by any two members. At all meetings, the presence of a majority of the members shall be necessary to constitute a quorum, and the affirmative vote of a majority of the quorum shall be necessary and sufficient for the adoption of any resolution.

                                   ARTICLE VII

                             COMPENSATION COMMITTEE

1. MEMBERSHIP. The Compensation Committee shall consist of not less than three members appointed by the Board, none of whom shall be an employee of the corporation or any of its subsidiaries. The Board shall designate one member of the Committee as its chair. Each member of the Committee shall continue as a member of the Committee at the pleasure of the Board.

2. POWERS AND DUTIES. (a) The Compensation Committee shall:

                  (1) Review and approve in advance salary increases for officers of the corporation and employees of its subsidiaries where the proposed salary exceeds an amount set from time-to-time by the Board;


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SAFECO Corporation Bylaws
At November 1, 1995

Page 10

                  (2) Report to the Board remuneration information concerning the chief executive officer and through the chief executive officer make such information as to any employee available to any director upon request;

                  (3) Review and recommend to the Board any additional employee benefit program of a substantial nature and material changes to existing programs;

                  (4) Review and approve in advance changes required by law to be made to existing employee benefit programs and non-material changes to existing programs; and

                  (5)      Administer the corporation's stock option program.

         (b) All actions of the Committee shall be recorded in minutes of its meetings and reported to the Board.

3. RULES OF PROCEDURE. The Compensation Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board. Special meetings of the Committee may be called at any time by the chair of the Committee or by any two members. At all meetings, the presence of a majority of the members shall be necessary to constitute a quorum, and the affirmative vote of a majority of the quorum shall be necessary and sufficient for the adoption of any resolution.

                                  ARTICLE VIII

                                OTHER COMMITTEES

The Board shall have authority to establish by resolution such other committees as the Board may from time to time deem necessary or advisable. The membership, duties and authority of such committees shall be as the Board may from time to time establish.

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SAFECO Corporation Bylaws
At November 1, 1995
Page 11

                                   ARTICLE IX

                                    OFFICERS

1. OFFICERS ENUMERATED - APPOINTMENT. The officers of the corporation shall be a Chairman, President, one or more Vice Presidents, one or more Assistant Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers, all of whom shall be appointed by the Board at the annual meeting thereof, to hold office for the term of one year and until their successors are appointed and qualified.

2. QUALIFICATIONS. None of the officers of the corporation, except the Chairman and President, needs be a director. Any two or more corporate offices may be combined in one person.

3. CHAIRMAN AND PRESIDENT. The Chairman and President shall preside at all meetings of the stockholders and directors, shall be the chief executive officer of the corporation, and, subject to the Board of Directors and Executive Committee, shall have general supervisory power and ultimate authority over and responsibility for the business and affairs of the corporation.

4. VICE PRESIDENTS. In the absence or disability of the Chairman and President, one of the Vice Presidents, in the order determined by seniority of responsibility and then order of their appointment, shall act as Chairman and President until such time as the Board acts to appoint an individual or individuals to the offices of Chairman and President. One or more of the vice presidents may be designated by the Board as executive vice president, senior vice president or such other title as the Board deems appropriate for the position and duties.

5. SECRETARY. The Secretary shall be the custodian of the records, books of account, and seal of the corporation, and, in general, shall perform all duties usually incident to the office of Secretary, and make such reports and perform such other duties as may from time to time be requested of or assigned by the Board, the Executive Committee or the chief executive officer of the corporation.

6. ASSISTANT SECRETARIES. The Assistant Secretaries shall perform such duties as may be assigned to them by the Secretary, the President, the Executive Committee, or the Board.

7. TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation. The Treasurer shall deposit all such funds in the name of

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SAFECO Corporation Bylaws
At November 1, 1995
Page 12


the corporation in such depositories or invest them in such investments as may be designated or approved by the Finance Committee or the Board, and shall authorize disbursement of the funds of the corporation in payment of just demands against the corporation, or as may be ordered by the Board, the Executive Committee, or the Finance Committee on securing proper vouchers for such disbursements. The Treasurer shall render to the Board from time to time as may be required an account of all transactions as Treasurer, and shall perform such other duties as may from time to time be assigned by the Board, the Executive Committee, the Finance Committee, or the chief executive officer of the corporation.

8. ASSISTANT TREASURERS. The Assistant Treasurers shall perform such duties as may be assigned to them by the Treasurer, the President, the Finance Committee, the Executive Committee, or the Board.

9. OTHER OFFICERS AND AGENTS. The Board may appoint such other officers and agents as it shall deem necessary to exercise such powers and perform such duties as shall be determined from time to time by the Board.

10. REMOVAL. Any officer of the corporation may be removed by the affirmative vote of a majority of the whole Board; such removal, however, shall be without prejudice to the contract rights of the person so removed.



                                    ARTICLE X

                               CORPORATION PROXIES

Unless otherwise ordered by the Board, any and all shares of stock owned or held by the corporation in any other corporation shall be represented and voted at any meeting of the shareholders of such other corporation by any one of the following officers of the corporation in the following order who may attend such meeting; i.e., the President, a Vice President, or the Treasurer, and such representation by any one of the officers above named shall be deemed and considered a representation in person by the corporation at such meeting. Any one of the officers above named may execute a proxy appointing any other person as attorney and proxy to represent the corporation at such shareholders' meeting and to vote all stock of such corporation owned or held by the corporation with all power and authority in the premises that any of the officers above named would possess if personally present. The Board by resolution may from time to time confer like powers upon any other person or persons.

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SAFECO Corporation Bylaws
At November 1, 1995
Page 13
                                   ARTICLE XI

                                      STOCK

1. CERTIFICATES OF STOCK. Certificates of stock of the corporation shall be issued in such form in accordance with the corporation law of the State of Washington as may be approved by the Board, and may be signed by the President, or any Vice President, and the Secretary or any Assistant Secretary.

2. TRANSFERS. Shares of stock may be transferred by delivery of the certificates therefor accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same by the record holder of the certificate; but no transfer shall be valid except as between the parties thereto until such transfer shall have been made on the books of the corporation. Except as specifically provided in these Bylaws, no shares of stock shall be transferred on the books of the corporation until the outstanding certificate therefor has been surrendered to the corporation.

3. STOCKHOLDERS OF RECORD. The corporation shall be entitled to treat the holder of record on the books of the corporation of any share or shares of stock as the holder in fact thereof for all purposes, including the payment of dividends on such stock and the right to vote such stock.

4. LOSS OR DESTRUCTION OF CERTIFICATES. In the case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction, and upon the giving of a satisfactory bond or indemnity to the corporation. A new certificate may be issued without requiring any bond when in the judgment of the Treasurer it is proper to do so.

5. CLOSING OF TRANSFER BOOKS. The Board may close the books of the corporation against transfers of stock of the corporation for such period as the directors may from time to time determine, in anticipation of stockholders' meetings, or the payment of any dividend or distribution, or any change or conversion or exchange of shares of the corporation.

6. REGULATIONS. The Board shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of the stock of the corporation not inconsistent with these Bylaws, the Articles of Incorporation, or the laws of the State of Washington.


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SAFECO Corporation Bylaws
At November 1, 1995

Page 14

                                   ARTICLE XII

                                 INDEMNIFICATION

1. DIRECTORS. To the full extent permitted by the Washington Business Corporation Act, the corporation shall indemnify any person who was or is a party to any proceeding (whether brought by or in the right of the corporation or otherwise) by reason of the fact that he or she is or was a director of the corporation, or, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by him or her in connection with such proceeding.

2. OFFICERS AND CERTAIN OTHER PERSONS. The corporation shall extend such indemnification as is provided to directors under Section 1 of this Article to any person, not a director of the corporation, who is or was an officer of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan. In addition, the Board may, by resolution, extend such further indemnification to an officer or such other person as may to it seem fair and reasonable in view of all relevant circumstances.

3. OTHER EMPLOYEES AND AGENTS. The Board may, by resolution, elect to treat any employee or agent of the corporation as an "officer" of the corporation for the purpose of extending the indemnification provided in Section 2 of this Article.

4. DEFINITIONS. For purposes of this Article XII, the terms "director," "corporation," "expenses," "party" and "proceeding" have those meanings assigned to them in Section 23B.08.500 of the Revised Code of Washington.

5. NOT EXCLUSIVE -- CONTINUING. The indemnification provided by this Article shall not be deemed exclusive of other rights to which the director, officer, employee or agent may be entitled as a matter of law or by contract, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SAFECO Corporation Bylaws
At November 1, 1995
Page 15

                                  ARTICLE XIII

                                      SEAL

The seal of this corporation shall consist of a flat-faced, circular die with the words ASAFECO CORPORATION@ and with the words and figures "Corporate Seal, 1929" in the center surrounding the trademarked chevron and stylized "S."

                                   ARTICLE XIV

                              COPIES OF RESOLUTIONS

Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the stockholders, the Board, and any committees of or established by the Board, when certified by the President, a Vice President, Secretary, or an Assistant Secretary.

                                   ARTICLE XV

                               AMENDMENT OF BYLAWS

1. BY THE STOCKHOLDERS. These Bylaws may be amended, altered or repealed at any meeting of the stockholders, if notice of the proposed alteration or amendment is contained in the notice of the meeting.

2. BY THE BOARD OF DIRECTORS. These Bylaws may be amended, altered or repealed by the affirmative vote of a majority of the whole Board of Directors at any regular meeting of the Board, or at any special meeting if notice of the proposed alteration or amendment is contained in the notice of such special meeting; provided, however, that the Board of Directors shall not amend, alter or repeal any Bylaw in such a manner as to affect in any way the qualification, classification, or term of office of the directors. Any action of the Board of Directors with respect to the amendment, alteration or repeal of these Bylaws is hereby made expressly subject to change or repeal by the stockholders